                                                             Exhibit 10.40

The loaned securities were fully collateralized by cash and U.S.
Government Securities as of December[|nb|]31, 1995.

January 9, 1996


Mr. David Porter
Athena Medical Corporation
10170 S.W. Nimbus Avenue, Suite H1
Portland, OR  97223

Dear David:

First Portland Leasing Corp. is pleased to submit a lease line offer for your review and approval. The following are the terms and conditions of our proposal:


            LESSEE:                Athena Medical Corporation

            LESSOR:                First Portland Leasing Corp.

            EQUIPMENT              Manufacturing and Laboratory Equipment
            DESCRIPTION:

            MAXIMUM DELIVERED      The maximum delivered cost of the
            COST:                  equipment shall not exceed $300,000
                                   including any applicable sales, use or
                                   similar taxes, permitted transportation
                                   charges, assembly and installation
                                   costs which Lessor may agree to pay.
                                   This will be structured as a lease line
                                   of credit with a minimum lease schedule
                                   transaction size of $50,000.

            MONTHLY RATE           .03475
            FACTOR:

            LEASE TERM:            36 months

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

SECURITY DEPOSIT:                              As a Percentage
                                              of Leased Equipment
                                                Invoice Amount
                                                --------------
                                 Terms           Cash Security
                                (Months)           Deposit                 Released*
                              -----------   ----------------------    -----------------
                                   36                 17.5%           1/3 at 15 months

                                                                      1/3 at 24 months

                                                                      1/3 at 36 months

                               * Subject to Lessor's normal release terms and conditions.

                              Interest in the amount of 6% per year will accrue on the security deposit.

ADDITIONAL                    A Blanket U.C.C. filing on existing equipment is
SECURITY:                     required.

LANDLORD WAIVER:              Required where appropriate.

LESSEE'S OPTION AT            At the maturity of the lease term, Lessee
MATURITY OF THE               will have the following options, provided
LEASE TERM:                   that Lessee is in compliance with the terms
                              and conditions of each Lease Rental
                              Agreement:

                                   1.  Purchase the equipment at its then fair
                                   market value.

                                   2. Renew the lease of equipment on an annual basis at its then fair market rental. Upon completion of each annual rental, Lessee will again have the option to purchase or renew the lease of the equipment.

                                   3.  Return all equipment to Lessor.

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NET LEASE:                         Each lease will be a net lease under which
                                   all costs of operating, maintaining and
                                   insuring the equipment, taxes, and other claims associated with its use, will be paid by Lessee. Lessee will comply with all the laws and regulations concerning the use of the equipment.

APPROVAL OF THE                    Each lease is subject to documentation
TRANSACTION:                       satisfactory to Lessor.  Each Lease is
                                   further conditioned upon Lessee's compliance with the terms and conditions of all other agreements with Lessor to which it is a party.

DOCUMENTATION                      All instruments and documents, as Lessor may
FEES AND EXPENSES:                 reasonably request, shall be subject to final
                                   review by Lessor and its counsel as to form and substance. Expenses incurred by Lessor in connection with the preparation of this transaction will be paid by Lessor. Expenses incurred by Lessee will be paid by the Lessee. There is a non-refundable documentation fee of $175 upon signing each Lease.

LATEST DELIVERY                    It is anticipated that all of the equipment
DATE:                              will be delivered and accepted by July 31,
                                   1996. If any item of the equipment is not delivered to and accepted by Lessee on or prior to that date, Lessor shall have no prior obligation to lease such an item to Lessee.

RENTALS: Lessee will make first and last payments initially followed by 34 consecutive monthly payments in advance for the 36 month lease program.

EXPIRATION OF                      This proposal expires at the close of
THE PROPOSAL:                      business January 16, 1996.

You may indicate your acceptance of this proposal by executing the enclosed copy of this letter and returning it to my attention.

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By accepting this proposal, Lessee acknowledges that this letter contains the entire Lease proposal (superseding all previous representations and agreements, either oral or written) and that there are no promises, agreements, or understandings outside this letter. Succeeding representations or amendment to this proposal, if any, will be made by First Portland Leasing Corp. in writing.

We appreciate the opportunity to submit this proposal for your review and approval. Should you or any member of your staff have any questions in the interim, please call me directly.


                                        Sincerely,

                                        FIRST PORTLAND LEASING CORP.


                                        /s/ David S. Dolezal
                                        David S. Dolezal
                                        Leasing Consultant
:pjr

Agreed to and accepted by Athena Medical Corporation


/s/ William H. Fleming
----------------------------------------
Its: President
     -----------------------------------
Date: 1/12/96
      ----------------------------------

cc:  Len Ludwig
     Jim Johnson